                                                                    EXHIBIT 99.1






          L. J. MELODY & COMPANY

          CONSOLIDATED FINANCIAL STATEMENTS
          AS OF DECEMBER 31, 1995
          TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
L. J. Melody & Company:

We have audited the accompanying consolidated balance sheet of L. J. Melody & Company (a Texas corporation) and subsidiary as of December 31, 1995, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L. J. Melody & Company and subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Houston, Texas
March 18, 1996 (except with
  respect to the matter discussed
  in Note 9, as to which the date
  is July 12, 1996)

                             L. J. MELODY & COMPANY
                             ----------------------


                 CONSOLIDATED BALANCE SHEET--DECEMBER 31, 1995
                 ---------------------------------------------


                                     ASSETS
                                     ------
CURRENT ASSETS:

  Cash and cash equivalents                                                           $ 2,108,464
  Investment in mutual funds, at fair value                                             2,442,926
  Accounts receivable and other current assets                                            725,176
  Short-term investment in notes receivable                                             7,400,000
                                                                                      -----------

        Total current assets                                                           12,676,566

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
  Furniture and fixtures                                                                  558,879
  Computer hardware and software                                                          750,672
  Leasehold improvements                                                                  229,404
                                                                                      -----------
                                                                                        1,538,955
  Less- Accumulated depreciation and amortization                                      (1,206,777)
                                                                                      -----------
                                                                                          332,178

NOTES RECEIVABLE FROM OFFICER                                                             361,749

OTHER ASSETS, net                                                                          62,951
                                                                                      -----------

        Total assets                                                                  $13,433,444
                                                                                      ===========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES:
  Accrued employee benefits                                                           $   504,070
  Accounts payable and accrued expenses                                                   600,716
  Warehouse credit line                                                                 7,400,000
                                                                                      -----------

        Total current liabilities                                                       8,504,786

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' EQUITY:
  Common stock, par value $100 per share, 3,000 shares authorized, 1,350 shares
   issued and outstanding                                                                 135,000

  Unrealized appreciation on investment in mutual funds                                    26,690
  Retained earnings                                                                     4,766,968
                                                                                      -----------
                                                                                        4,928,658
                                                                                      -----------

        Total liabilities and shareholders' equity                                    $13,433,444
                                                                                      ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                             L. J. MELODY & COMPANY
                             ----------------------


           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
           ----------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

REVENUES:
  Loan placement and brokerage               $4,395,956
  Loan servicing and asset management         2,035,147
  Other income                                  643,002
                                             ----------
                                              7,074,105

EXPENSES:
  Salaries and other compensation             4,453,309
  General and administrative                  1,416,630
  Depreciation and amortization                 164,897
                                             ----------
                                              6,034,836
                                             ----------

NET INCOME                                   $1,039,269
                                             ==========

RETAINED EARNINGS AT BEGINNING OF YEAR       $4,254,490

DISTRIBUTIONS TO SHAREHOLDERS                  (526,791)

NET INCOME                                    1,039,269
                                             ----------

RETAINED EARNINGS AT END OF YEAR             $4,766,968
                                             ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                             L. J. MELODY & COMPANY
                             ----------------------


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $  1,039,269
  Adjustments to reconcile net income to net cash used in operating activities-
   Depreciation and amortization                                              164,897
   Equity in loss of joint venture                                             37,403
   Reinvestment of dividends on investment in mutual funds                   (128,474)
   Origination of multifamily mortgage loans for sale                     (33,169,500)
   Proceeds from sales of multifamily mortgage loans                       25,769,500
   Changes in operating assets and liabilities-
    Accounts receivable and other current assets                              133,598
    Accrued employee benefits                                                 192,229
    Accounts payable and accrued expenses                                    (196,138)
                                                                         ------------

       Net cash used in operating activities                               (6,157,216)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                      (103,747)
  Payments received on notes receivable from officers                          18,118
  Purchase of other assets                                                    (13,499)
                                                                         ------------

       Net cash used in investing activities                                  (99,128)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders                                              (526,791)
  Advances on warehouse line                                               33,169,500
  Payments on warehouse line                                              (25,769,500)
                                                                         ------------

       Net cash provided by financing activities                            6,873,209
                                                                         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     616,865

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              1,491,599
                                                                         ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                 $  2,108,464
                                                                         ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for interest                                 $    247,425
                                                                         ============


  The accompanying notes are an integral part of these consolidated financial statements.

                             L. J. MELODY & COMPANY
                             ----------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                               DECEMBER 31, 1995
                               -----------------



1.  SIGNIFICANT ACCOUNTING MATTERS:
    -------------------------------

L. J. Melody & Company (the Company) is a commercial mortgage banker and SEC-registered investment adviser. The Company services commercial mortgages and manages real estate investments for institutional clients. As of December 31, 1995, the Company was servicing loans for others with principal balances aggregating approximately $2.1 billion. Approximately 28 percent of loan servicing and asset management fees and 41 percent of loan placement and brokerage fees were earned from one of the Company's investors. In addition, approximately 11 percent of loan placement and brokerage fees and 44 percent of loan servicing and asset management fees were earned from two separate investors. The Company primarily operates in the Southwestern United States; however, it pursues mortgage banking operations in other areas of the country as they arise. L. J. Melody Investments, Inc., a majority-owned subsidiary, operates as a commercial mortgage broker doing business in Colorado. The following is a summary of significant accounting matters.

Principles of Consolidation
- ---------------------------

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. Minority interest amounts relating to such subsidiary are not material to the financial statements. All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standard Regarding Impairment
- --------------------------------------------

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement established the recognition and measurement standards related to the impairment of long-lived assets. Effective January 1, 1996, the Company adopted SFAS No.
121. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

New Accounting Standard Regarding
Accounting for Mortgage Servicing Rights
- ----------------------------------------

In May 1995, the Financial Accounting Standards Board issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." This statement requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. This statement is required to be adopted by the Company in fiscal 1996. Management of the Company has not yet determined the impact, if any, that the adoption of this statement will have on the Company's financial position or results of operations.

Cash and Cash Equivalents
- -------------------------

Cash and cash equivalents consist of cash and money market mutual funds, the fair value of which approximates cost.

Investments in Mutual Funds
- ---------------------------

The Company accounts for its investments in mutual funds in accordance with SFAS No. 115, "Accounting for Investments in Debt and Equity Securities," whereby investments classified as "available for sale" are reported at fair value, with unrealized appreciation and depreciation excluded from earnings and reported as a separate component of shareholders' equity. During the year ended December 31, 1995, interest received on the Company's investments of $128,474 was reinvested in the mutual funds. Additionally, unrealized appreciation/ depreciation on investments reflected as a separate component of shareholders' equity increased $216,874 during the year ended December 31, 1995.

Equipment and Leasehold Improvements
- ------------------------------------

Equipment and leasehold improvements are carried at cost. Direct costs incurred in connection with software development for internal use are capitalized. Depreciation and amortization are computed using the straight-line or double-declining methods over the assets' estimated useful lives, which range from three to ten years.

Loan Placement and Brokerage Revenues
- -------------------------------------

Revenue from loan placement and brokerage is recognized at the time that a noncontingent commitment is obtained and the Company has no significant remaining obligations for performance in connection with the transaction. Loan placement and brokerage expenses are charged to income as incurred.

Loan Servicing and Asset Management Revenues
- --------------------------------------------

Loan servicing revenue represents a participation in interest collections on loans serviced for investors, normally based upon a stipulated percentage of the outstanding monthly principal balance of such loans. These revenues are credited to income as monthly principal and interest payments are collected from mortgagors, and expenses of loan servicing are charged to income as incurred. Also included in loan servicing are fees earned under asset management contracts. At December 31, 1995, escrow funds of $38,297,945, held in connection with servicing activities, were on deposit in bank accounts held in trust for investors and are not included in the accompanying balance sheet.

Federal Income Taxes
- --------------------

The Company operates under Subchapter S of the Internal Revenue Code and, consequently, is not subject to federal income tax. The shareholders include the Company's taxable income or loss in their individual tax returns.

Fair Value of Financial Instruments
- -----------------------------------

The Company's financial instruments are either carried at fair value or cost. The carrying amounts of financial instruments reported at cost approximate their fair values because of the short maturity, short lapse of time between their issuance and year-end, and market interest rates, as applicable, of those instruments.

2.  SHORT-TERM INVESTMENT IN NOTES RECEIVABLE:
    ------------------------------------------

On December 20, 1995, the Company originated and funded two notes receivable for $2,300,000 and $5,100,000, respectively, through advances on its warehouse credit line (see Note 4). The Company had received purchase commitments from the Federal Home Loan Mortgage Corporation (Freddie Mac) as of the date of origination and subsequently sold the notes receivable to Freddie Mac on January 19, 1996, and February 28, 1996, respectively.

3.  INVESTMENT IN JOINT VENTURE:
    ----------------------------

In June 1994, the Company entered into a joint venture with W. L. Case Holding Company (Case), an Ohio corporation, to form WLC Real Estate Finance L.L.C.
(WLC), a Delaware limited liability company. WLC was formed for the purpose of developing and originating mortgage loans under programs developed by certain lenders. The Company and Case each contributed $100,000 for 50 percent interests in WLC. Case applied to Freddie Mac and received approval as a Multifamily Program Plus Seller/Servicer. In connection therewith, the Company signed an agreement effectively guaranteeing the performance of Case to Freddie Mac of any and all obligations, as defined, up to a maximum amount of $1,000,000. WLC has entered into an exclusive mortgage correspondent agreement dated December 1, 1994, whereby WLC will serve as Case's exclusive mortgage correspondent in connection with the origination, underwriting and closing of commercial and multifamily mortgage loans for certain lenders.

WLC is jointly managed by Case and the Company and, accordingly, is accounted for under the equity method of accounting. During the period ended December 31, 1995, the Company recorded equity in losses of WLC of approximately $37,000 representing its pro rata share of WLC's net loss. Such amount has been included as a component of other income on the accompanying consolidated statement of operations while the Company's net investment in the joint venture of approximately $36,000 at December 31, 1995, has been included as a component of other assets in the accompanying consolidated balance sheet.

4.  WAREHOUSE CREDIT LINE:
    ----------------------

During 1994, the Company entered into a warehouse credit line (the Line) with a bank to provide funding for 99 percent of the principal balance of multifamily loans originated and warehoused for sale to Freddie Mac. Under the terms of the Line, interest is paid on outstanding borrowings at the Freddie Mac-required net yield as specified in the Freddie Mac purchase contract issued to the Company and borrowings are repaid upon purchase of the notes receivable from Freddie Mac (see Note 2). The Line includes covenants which require the Company to meet certain ratios and levels of tangible net worth and debt coverage and maintain a minimum loan servicing portfolio. As of December 31, 1995, the Company was in compliance with the covenants contained in the Line. At December 31, 1995, $7,400,000 was outstanding under the line.

5.  PROFIT-SHARING PLANS:
    ---------------------

The Company has a 401(k) profit-sharing plan under which all employees of the Company and its affiliates are eligible for participation after completing six months of service. Participating employees can elect to make contributions to the plan on a pretax salary deduction basis in accordance with the provisions of
Section 401(k) of the Internal Revenue Code. Under the provisions of the plan, the Company may make discretionary matching contributions. The Company's contribution to the plan in 1995 was $94,300.

6.  RELATED-PARTY TRANSACTIONS:
    ---------------------------

At December 31, 1995, the Company had unsecured notes receivable from one officer (who is also a shareholder) in the amounts of $31,749 and $330,000. The outstanding borrowings have a maturity date of December 31, 1999, and bear interest ranging from 7.5 percent to 9 percent payable annually in arrears. The Company recognized $27,742 of interest income on these notes in 1995.

L. J. Melody & Company of California (LJMCal) is owned 99 percent by one of the shareholders of the Company. The Company provides loan servicing on certain loans obtained by LJMCal for which services the Company earned $261,246 during 1995. The Company also provides accounting and other administrative services for LJMCal for which the Company received $72,000 during 1995.

7.  LEASES:
    -------

Future minimum lease payments for noncancelable operating leases for office space and equipment approximate $304,000, $49,000, $48,000, $19,000 and $- for the years ended December 31, 1996 through 2000, respectively. Rent expense under these operating leases aggregated approximately $327,000 for the year ended December 31, 1995.

8.  REGULATORY REQUIREMENTS:
    ------------------------

The Company is a Department of Housing and Urban Development (HUD) approved Title II mortgagee as well as a Freddie Mac-approved Multifamily Program Plus Seller/Servicer. The Company is subject to the minimum net worth requirements of HUD and Freddie Mac. At December 31, 1995, the Company's net worth, as calculated in accordance with HUD and Freddie Mac guidelines, was in excess of the minimum required net worth. Additionally, as of December 31, 1995, the Company carried errors and omission insurance coverage of $5,000,000 and fidelity bond insurance coverage of $4,000,000, which are in excess of the minimum required insurance coverage of each program.

As a Freddie Mac Multifamily Program Plus Seller/Servicer, the Company is obligated to advance funds to ensure the timely payment of insurance and taxes on loans serviced on behalf of Freddie Mac. Advances are recovered through subsequent collections from the borrower or from Freddie Mac in the event of default by the borrower. At December 31, 1995, there were no advances outstanding for insurance and taxes.

9.  SUBSEQUENT EVENT:
    -----------------

Effective July 1, 1996, CB Commercial Mortgage Company, Inc. (CB Mortgage), a wholly owned subsidiary of CB Commercial Real Estate Group, Inc. (CB Commercial), acquired all of the outstanding capital stock of the Company and of LJMCal. The aggregate purchase price for the Company and LJMCal was $15 million, of which $9 million was paid in cash and the remainder in senior and contingent promissory notes. On July 9, 1996, CB Mortgage merged into the Company, with the Company surviving the merger. As a result of the merger, LJMCal became a wholly owned subsidiary of the Company, and it is intended that at the end of 1996 LJMCal will be merged into the Company.